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                                                                     EXHIBIT 3.2


                                    BY-LAWS

                                      of

                                 NEW ANI, INC.


                                   ARTICLE I

                               Principal Office

          Section 1. The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 39187 Liberty Street, Fremont, California. The board of directors may change said principal executive office from one location to another.

                                  ARTICLE II

                           Meetings of Shareholders

          Section 1. All meetings of the shareholders shall be held at any place within or without the State of California which may be designated either by the board of directors or by the written consent of all shareholders entitled to vote thereat and not present at the meeting given either before or after the meeting and filed with the secretary of the corporation. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

          Section 2. The annual meeting of the shareholders of the corporation shall be held on the second Tuesday of March of each year, at 10 A.M. of said day; provided, however, that should said day fall upon a Saturday, Sunday or legal

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holiday, then any such annual meeting of the shareholders shall be held at the same time and place on the next business day thereafter ensuing which is not a legal holiday. At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the shareholders. Written notice of each annual meeting shall be given to each shareholder entitled to vote either personally or by first-class mail or other means of written communication (which includes, without limitation and wherever used in these by-laws, telegraphic and facsimile communication), charges prepaid, addressed to each shareholder at the address appearing on the books of the corporation, or given by the shareholder to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. If no address

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of a shareholder appears on the books of the corporation or is given by the shareholder to the corporation, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

          All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication.

          Such notices shall state:

          (a) the place, date and hour of the meeting;

          (b) those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

          (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

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          (d) such other matters, if any, as may be expressly required by statute.

          Section 3. Special meetings of the shareholders for the purpose of taking any action permitted to be taken by the shareholders under the General Corporation Law and the articles of incorporation of this corporation, may be called by the chairman of the board or the president, or by any vice president, or by the board of directors, or by the holders of shares entitled to cast not less than ten per cent (10%) of the votes at the meeting. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and contain the same statements as required for annual meetings of shareholders. Notice of any special meeting shall also specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

          Section 4. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal

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of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the preceding sentence.

                                  ARTICLE III

                              Board of Directors

          Section 1. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these by-laws as to action to be authorized or approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers, to wit:

          First: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor, not

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     inconsistent with law or with the articles of incorporation or with the by-laws, as they may deem best;

          Second: To elect and remove at pleasure the officers, agents and employees of the corporation, prescribe their duties and fix their compensation;

          Third: To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful;

          Fourth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor; and

          Fifth: To alter, repeal or amend, from time to timer, and at any time, these by-laws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional by-laws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such by-laws, or to revoke the delegation of authority of the directors, as provided by law or by Article VI of these by-laws.

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          Section 2.  The authorized number of directors shall be one (1).

          Section 3. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors nay be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected, except as otherwise provided by statute.

          Section 4. Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

                                  ARTICLE IV

                             Meetings of Directors

          Section 1. Regular meetings of the board of directors shall be held at any place within or without the State of California that has been designated from time to time by the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation, except as provided in

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Section 2.  Special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not designated in the notice or if there is no notice, at the principal executive office of the corporation.

          Section 2. Immediately following each annual meeting of the shareholders there shall be a regular meeting of the board of directors of the corporation at the place of said annual meeting or at such other place as shall have been designated by the board of directors for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the board of directors shall be held without call on such date and time as may be fixed by the board of directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the sane time on the next business day thereafter ensuing which is not a legal holiday. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the board of directors.

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          Section 3.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or president or, if both the chairman of the board and the president are absent or are unable or refuse to act, by any vice president or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him at his address as it appears upon the records of the corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either the director or to a person at the

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office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

          Section 4. Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any

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adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

          Section 5. Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 6. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

          Section 7. The provisions of this Article IV shall also apply, with necessary changes in points of detail, to committees of the board of directors, if any, and to actions by such committees (except for the first sentence of Section 2 of Article IV, which shall not apply, and

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except that special meetings of a committee may also be called at any time by any two members of the committee), unless otherwise provided by these by-laws or by the resolution of the board of directors designating such committees. For such purpose, references to "the board" or "the board of directors" shall be deemed to refer to each such committee and references to "directors", or "members of the board" shall be deemed to refer to members of the committee. Committees of the board of directors may be designated, and shall be subject to the limitations on their authority, as provided in Section 311 of the General Corporation Law. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

                                   ARTICLE V

                                    Officers

          Section 1. The officers of the corporation shall be a chairman of the board or a president, or both, a secretary, and a treasurer, who shall also be the chief financial officer of the corporation. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be designated from time to time by the board of directors. Any number of offices may be held by the same person.

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The officers shall be elected by the board of directors and shall hold office at the pleasure of such board.

                             Chairman of the Board

          Section 2. The chairman of the board, if there be such officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws. If there is not a president, the chairman of the board shall, in addition, be the general manager and chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3 of Article V of these by-laws.

                                   President

          Section 3. Subject to such powers and duties, if any, as may be prescribed by these by-laws or the board of directors for the chairman of the board, if there be such officer, the president shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have all of the powers and

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shall perform all of the duties which are ordinarily inherent in the office of the president, and he shall have such further powers and shall perform such further duties as may be prescribed for him by the board of directors.

                                Vice Presidents

          Section 4. In the absence or disability or refusal to act of the president, the vice presidents in order of their rank as fixed by the board of directors, or, if not ranked, the vice president designated by the president or the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the by-laws.

                                   Secretary

          Section 5. The secretary shall keep or cause to be kept at the principal executive office of the corporation or such other place as the board of directors way order, a book of minutes of all proceedings of the shareholders, the board of directors and committees of the board, with the time arid place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' and committee meetings,

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and the number of shares present or represented at shareholders' meetings.  The secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation's transfer agent a record of shareholders or a duplicate record of shareholders showing the names of the shareholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The secretary or an assistant secretary, or, if they are absent or unable or refuse to act, any other officer of the corporation, shall give or cause to be given notice of all the meetings of the shareholders, the board of directors and committees of the board required by the by-laws or by law to be given, and he shall keep the seal of the corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the by-laws

          Section 6. It shall be the duty of the assistant secretaries to assist the secretary in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

                                   Treasurer

          Section 7. The treasurer shall be the chief financial officer of the corporation and shall keep and

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maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation. He shall receive and deposit all moneys and other valuables belonging to the corporation in the name and to the credit of the corporation and shall disburse the same only in such manner as the board of directors or the appropriate officers of the corporation may from time to time determine, shall render to the president and the board of directors, whenever they request it, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall perform such further duties as the board of directors may require.

          Section 8. It shall be the duty of the assistant treasurers to assist the treasurer in the performance of his duties and generally to perform such other duties as may be delegated to them by the board of directors.

                                   ARTICLE VI

                                   Amendments

          Section 1. New by-laws nay be adopted or these by-laws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding sharers entitled to vote, except as otherwise provided by law or by the articles of incorporation or these by-laws.

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          Section 2.  Subject to the right of shareholders as provided in
Section 1 of this Article to adopt, amend or repeal by-laws, and except as otherwise provided by law or by the articles of incorporation, by-laws, other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.

                                  ARTICLE VII

                                 Annual Report

          Section 1. So long as the corporation shall have fewer than one hundred (100) shareholders of record (determined as provided in Section 605 of the General Corporation Law of the State of California), the requirement of
Section 1501 of said law that an annual report be sent to the shareholders is expressly waived.

          Section 2. Notwithstanding Section 1 of this Article VII, the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of a fiscal year, deliver or mail to such shareholder the financial statements required by Section 1501(a) of the General Corporation Law.

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                            CERTIFICATE OF SECRETARY

          I, the undersigned, hereby certify:

          1. That I am the duly elected, acting and qualified Secretary of New ANI, Inc., a California corporation; and

          2. That the foregoing by-laws, comprising 17 pages, constitute the by-laws of such corporation as duly adopted by action of the Incorporator of the corporation duly taken on March 19, 1980.

Date:  April 2, 1980.  _______________________________
                               Secretary

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